Exhibit 19

Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Michael Weisz, Chief Executive Officer and Director of YieldStreet Alternative Income Fund Inc. (the “Registrant”), certify that:

1.     The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 5, 2024	/s/ Michael Weisz
Michael Weisz, Chief Executive Officer
(Principal Executive Officer)

I, Stephen Ferrara, Chief Financial Officer and Treasurer of YieldStreet Alternative Income Fund Inc. (the “Registrant”), certify that:

1.     The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 5, 2024	/s/ Stephen Ferrara
Stephen Ferrara, Chief Financial Officer and Treasurer
(Principal Financial Officer)